Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this preliminary proxy statement / prospectus on Form N-14 of our report dated October 2, 2020, relating to the financial statements of Flat Rock Capital Corp. for the year ended December 31, 2019, which appear in the preliminary proxy statement / prospectus for the Flat Rock Core Income Fund (the surviving entity of the reorganization of Flat Rock Capital Corp. into Flat Rock Core Income Fund). We also consent to the reference to us under the headings “Principal Accountant Fees and Services”, “Independent Public Accountant’s Fees”, “Comparison of Service Providers”, and “Review and Discussion with Independent Registered Public Accounting Firm” in such preliminary proxy statement / prospectus.

Cohen & Company, Ltd.

Cleveland, Ohio

October 2, 2020

C O H E N & COMPANY, LTD.

800.229.1099 | 866.818.4535 fax | cohencpa.com

Registered with the Public Company Accounting Oversight Board